Exhibit 10.36

PROMISSORY NOTE AND SECURITY AGREEMENT

$80,000.00                                                                                                                February 6, 2015

FOR VALUE RECEIVED, Infinite Group, Inc., a Delaware corporation (“Maker”), hereby promises to pay to UberScan, LLC, a New York limited liability company (“Payee”), the principal sum of Eighty Thousand dollars ($80,000.00), without interest, in the manner provided below.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that Software Assets Purchase Agreement dated as of February 6, 2015 (the “Purchase Agreement”), by and among Maker, Payee and the Members (as defined therein) and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Purchase Agreement.

1.            The outstanding principal amount of this Note shall be due and payable on April 7, 2015 (the “Maturity Date”).

2.           Maker shall have the right to prepay all or any part of the outstanding principal amount of this Note, at any time and from time to time, without premium or penalty.

3.           All payments on this Note shall be made in lawful money of the United States, at the address of Payee, or such other address as Payee may designate in writing to Maker for such purpose, or by wire transfer of immediately available funds to an account designated by Payee in writing for such purpose. If payment on this Note is due on a day which is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day. For purposes of this Note, “Business Day” means any day other than Saturday, Sunday or legal holiday in the State of New York.

4.           Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification to which Maker may be entitled under the Purchase Agreement, as provided in Section 6.6 thereof.

5           Upon the occurrence of any of the following events (each an “Event of Default”) Payee may, at his option, and in addition to all other rights and remedies Payee may then have under the Purchase Agreement or any other agreement with Maker, on written notice to Maker declare the entire principal balance of this Note to be immediately due and payable:

(a)           Maker shall fail to pay when due any payment on this Note; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

(b)           The commencement by Maker of a voluntary proceeding under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.) as in effect from time to time (the “Bankruptcy Code”), or any other statute heretofore or hereafter enacted dealing with relief of debtors;

(c)           Maker has commenced against it a case under the Bankruptcy Code or any other statute heretofore or hereafter enacted dealing with relief of debtors, or a custodian, receiver, trustee, liquidator, or the like is appointed for Maker, and such proceeding shall not be dismissed or discharged or an order for relief entered with 120 days.

6.           From and after the Maturity Date or any Event of Default, the entire outstanding principal balance plus any and all other amounts outstanding and due and payable under this Note shall bear interest at a rate which is the lesser of ten percent (10%) per annum or the maximum interest rate allowable under applicable law (the “Default Interest Rate”) until paid in full or until any Event of Default has been fully cured in the sole and absolute discretion of the Lender.  All computations of interest shall be made on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed.

7.           As a condition for Payee to agree to accept this Note in payment of a portion of the Cash Purchase Price, Maker hereby grants to Payee a security interest in the Purchased Assets and the proceeds, products, and accessions of and to any and all of the foregoing (the “Collateral”). This security interest is granted to secure the debt evidenced by this Note and all costs and expenses incurred by Payee in the collection of the debt. Payee, in its discretion, may file one or more financing statements under the New York Uniform Commercial Code naming Maker as a debtor and Payee as secured party and indicating the Collateral specified in this Note.

8.           In the event of litigation to enforce this Note, the substantially losing party shall be responsible for payment of the substantially prevailing party’s reasonable costs and expenses incurred, including without limitation reasonable attorneys’ fees.

9.           No failure on the part of Payee to exercise, and no delay in exercising, any of the rights provided for herein shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right preclude any other or future exercise thereof or the exercise of any other right. Maker waives presentment, protest or notice of dishonor and demand for payment and notice of default for non-payment.

10.           This Note cannot be changed, modified, waived or discharged, in whole or in part, unless by written instrument executed by the Payee and Maker.

11.           Any notice required or permitted to be given hereunder shall be given in accordance with Section 7.5 of the Purchase Agreement.

12.           If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part of degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.           This Note will be governed by the laws of the State of New York without regard to conflicts of law principles. In any action related to this Agreement, exclusive jurisdiction and venue shall be with the state courts of Monroe County, New York or the federal courts of the Western District of New York. The parties hereto irrevocably consent to the personal jurisdiction and venue of such courts.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

14.           This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker.

15.           The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.

[signature page follows immediately]

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date first above written.

INFINITE GROUP, INC.

By: /s/ James A. Villa
Name: James A. Villa
Title:           President